Exhibit (a)(8)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------     ----------------------------------------------------
                              GIVE THE                                                GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:     SOCIAL SECURITY            FOR THIS TYPE OF ACCOUNT:    IDENTIFICATION
                              NUMBER OF--                                             NUMBER OF--
----------------------------------------------------     ----------------------------------------------------
  1.  An individual's         The individual              9.  A valid trust,          The legal entity (Do
      account                                                 estate, or pension      not furnish the
                                                              trust                   identifying number of
  2.  Two or more             The actual owner of                                     the personal
      individuals (joint      the account or, if                                      representative or
      account)                combined funds, any                                     trustee unless the
                              one of the                                              legal entity itself is
                              individuals(1)                                          not designated in the
                                                                                      account title.)(5)
  3.  Husband and wife        The actual owner of
      (joint account)         the account or, if         10.  Corporate account       The corporation
                              joint funds, either
                              person(1)                  11.  Religious,              The organization
                                                              charitable, or
  4.  Custodian account of    The minor(2)                    educational
      a minor (Uniform Gift                                   organization account
      to Minors Act)
                                                         12.  Partnership account     The partnership
  5.  Adult and minor         The adult or, if the            held in the name of
      (joint account)         minor is the only               the business
                              contributor, the
                              minor(1)                   13.  Association, club, or   The organization
                                                              other tax-exempt
  6.  Account in the name     The ward, minor, or             organization
      of guardian or          incompetent person(3)
      committee for a                                    14.  A broker or             The broker or
      designated ward,                                        registered nominee      nominee
      minor, or incompetent
      person                                             15.  Account with the        The public entity
                                                              Department of
  7.  a. The usual            The grantor-trustee(1)          Agriculture in the
       revocable savings                                      name of a public
         trust account                                        entity (such as a
         (grantor is also                                     State or local
         trustee)                                             government, school
                                                              district, or prison)
      b. So-called trust      The actual owner(1)             that receives
         account that is                                      agricultural program
         not a legal or                                       payments
         valid trust under
         State law

  8.  Sole proprietorship     The owner(4)
      account

----------------------------------------------------     ----------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.

 . A financial institution.

 . An organization exempt from tax under section 501(a), or an individual retirement plan.

 . The United States or any agency or instrumentality thereof.

 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 . An international organization or any agency or instru mentality thereof.

 . A registered dealer in securities or commodities regis tered in the U.S. or a possession of the U.S.

 . A real estate investment trust.

 . A common trust fund operated by a bank under section 584(a).

 . An exempt charitable remainder trust, or a non-exempt  trust described in section 4947(a) (1).

 . An entity registered at all times under the Investment  Company Act of 1940.

 . A foreign central bank of issue.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding  under section 1441.

 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresi dent partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

   Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt- interest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresi dent aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

   Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
                         CONTACT YOUR TAX CONSULTANT OR
                          THE INTERNAL REVENUE SERVICE